                                                                   EXHIBIT 10.18


                             C O N F I D E N T I A L


                        RESEARCH & DEVELOPMENT AGREEMENT





                                    Between:





                             Roche Diagnostics GmbH
                              Sandhofer Strasse 16
                                 68305 Mannheim
                           Federal Republic of Germany

                       (hereinafter referred to as "RDG")







                                       and





                             CombiMatrix Corporation
                           6500 Harbour Heights Pkwy.
                               Mukilteo, WA 98275
                                       USA

                       - hereinafter referred as to "CBMX"


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This Research & Development Agreement ("Agreement"), is made and entered into by and between RDG and CBMX. RDG and CBMX may be referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS:


(1) CBMX and RDG have entered into a broad strategic collaboration in nucleic acid microarray technology comprising a License & Supply Agreement and a Research & Development Agreement on July 1st 2001.

(2) Due to changes in CBMX business model for the collaboration the Parties have decided to reformulate their mutual relationship with this Agreement dated as of July 1st 2002 which shall replace in its entirety, including all existing amendments, such Research and Development Agreement of July 1st 2001 and with a new License Agreement (the "License Agreement") which replaces in its entirety the existing License and Supply Agreement dated July 1st 2001 and is signed concurrently with this Agreement.

(3) CBMX shall develop for RDG under the terms and conditions of this Agreement prototypes and products.



1.            DEFINITIONS

1.1 Capitalised terms in this Agreement shall have the same meaning as in the License Agreement unless defined otherwise in this Agreement. The following terms shall have the following meaning:

(1) "Agreement" shall mean this Research and Development Agreement and all Annexes hereto.

(2) "Chiplettes" shall mean smaller (in size) Chips (with Chips being generally *) that have Content synthesized prior *) and do not have *.

(3) "Development Program" shall mean the development program as attached to this Agreement as ANNEX I for the development of products under this Agreement, which Development Program may be amended from time to time by the Parties in the Development Steering Committee as set forth herein.


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* Provision subject to pending confidential treatment request. Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote commissions.

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(4)      "Development Steering Committee or DSC" shall mean a group of technical and business representatives from RDG and CBMX responsible for managing the Development Program and the R&D collaboration under this Agreement as detailed in Section 3 of this Agreement.

(5) "Development and Payment Schedule" shall mean the time schedule for the development and payments based on milestones as attached to this Agreement as ANNEX I.

(6) "Effective Date" shall mean the effective date of a settlement of the law suit between CBMX and its employee Donald Montgomery on one side and Nanogen, Inc, of San Diego, California on the other side at the United States District Court, Southern District of California; Case
         No.: CV2369 JM RBB, in which settlement Nanogen irrevocably confirms and accepts CBMX sole ownership to U.S. Patents 6,093,302 and 6,280,595 and covenants not to sue or make any claim against CBMX in the future regarding CBMX legitimate ownership of U.S. Patents 6,093,302 and 6,280,595.

(7) "Miniarrays" shall mean smaller (in size) Chips (with Chips being generally *) that are *.

(8)      "Mono-Cassette" shall have the meaning set forth in the License
         Agreement.

(9) "Results" shall mean any and all results (including but not limited to products, inventions, data, Know-How, Software, ideas and other expertise) developed under the Development Program and to be delivered to RDG, whether patentable or not.

(10) "Specifications" shall mean the general specifications for all Deliverables and SOP's for functional test of Deliverables preliminarily set forth in Annex II, Attachments 1 - 9 attached hereto and as amended from time to time by the DSC.

(11) "Wafer(s)" shall mean the generally circular silicon-based semiconductor product having the circuitry etched thereon and arranged for a plurality of Arrays, Blank Chips, Miniarrays or Chiplettes *.

(12) "Derivative Work" means any RDG developed or funded translation (including any translation into other computer languages), modification, correction, addition, extension, upgrade, improvement, compilation, abridgement or other form in which the Software may be recast, transformed or adapted including but not limited to all forms in which such Derivative Work would infringe any of the copyrights, including audiovisual copyrights, in the Software..


Research & Development Agreement, Combimatrix               September 25th  2002

* Provision subject to pending confidential treatment request. Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote commissions.

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(13)     "Errors" shall mean (i) defects in the Software that cause it not to operate in conformance with the Specifications; and (ii) defects in the documentation, if supplied by CBMX, that render it inaccurate, erroneous, unreliable, or not in conformance with the Specifications.

(14) "Object Code" means Software written in machine readable form generated by compilation of the Source Code and contained in a medium that permits it to be loaded in and operated on an electronic computer.

(15) "Source Code" means Software written in programming language in a form intelligible to trained programmers and capable of being translated into Object Code readable and usable by machines.

(16) "Deliverable(s)" shall mean the Deliverables as listed in Annex I to this Agreement as accepted by RDG according to the Specifications in Annex II ("Acceptance"). For Software, the following shall also be part of the Deliverables:

                  o        the Source Code of the Software

                  o        the Object Code of the Software

                  o        a detailed description of the development platform

                  o documentation containing the algorithms and the mathematical routines behind them



2. OBLIGATIONS OF CBMX

2.1 EXPANSION. Subject to the terms of this Agreement, CBMX shall endeavour using reasonable and diligent efforts with technical support from RDG if needed to conduct the development pursuant to the Development Program and deliver the Results of according to the Development Program and the Specifications.

2.2 MODIFICATIONS. The Parties may further modify the Specifications and Development Program for the products listed in Annex 1 based upon the advice and guidance of the DSC. However, both Parties must mutually agree in the DSC to any such modifications. RDG and CBMX may both propose changes of and additions to the Specifications with the goal of improving performance and quality. The change notification procedures to be implemented in such updating of the Specifications shall be agreed upon by the DSC.


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2.3 MODIFICATIONS OF SRD'S. Notwithstanding the above paragraph and anything else in this Agreement, regarding the Specifications (Software Requirement Documents) of the Software to be developed under the Development Program RDG will have the continuing right to modify the Specifications after consultation with CBMX prior to CBMX delivery and RDG's final acceptance. CBMX will develop the Software to conform to such modifications of the Specifications at no additional charge, unless any such modification of the Specifications by RDG does require CBMX's expenditure of more time and effort, in which case both Parties have to agree to the changes and will negotiate an appropriate consideration. CBMX shall also have the right to propose changes to the Specifications and such changes may be implemented upon RDG's prior approval.

2.4 MAINTENANCE, UPDATES AND NEW VERSIONS OF SOFTWARE. Following the Acceptance of Software by RDG, CBMX will provide resources at RDG's request to promptly correct any Errors or bugs that RDG becomes aware of at terms and conditions to be negotiated between the Parties. Subject to future payments, terms and conditions, CBMX will also at RDG's request provide resources for updates and new versions of Software during the lifetime of the commercialisation of Software and Licensed Products using Software.



3.       COLLABORATION STRUCTURE

3.1 EXCHANGE OF INFORMATION. The Parties hereto agree that the success of the mutual collaboration is dependent in part on mutual trust and on a regular exchange of information between both Parties. To this extent the Parties shall exchange regularly, depending on the progress made, experiences, information and all Results in appropriate written or oral form, preferably through the exchange of electronic files. The exchange of information relating to the Development Program shall be made to all members of the DSC.

3.2 COMMITTEE FORMATION. Upon execution of this Agreement by both Parties, the DSC shall be formed and shall consist of three (3) individuals designated from time-to-time by RDG and three (3) individuals designated from time-to-time by CBMX. The DSC shall be co-chaired by one representative from RDG and one representative from CBMX. The DSC shall manage the collaboration, and if necessary amend the Development Program and Payment Schedule and the Specifications. The DSC shall meet at least once every calendar quarter year in person alternating between Europe and the Seattle area and shall meet more frequently through other means (E.G., video conferencing, telephone conferencing, emails, etc.) as needed. The DSC has the following responsibilities:

                  o        to change and amend the Development Program,

                  o        to approve, change and amend the Specifications,



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                  o        to attest the fulfilment of research milestones and
                           to trigger the related milestone payments to affect, and if necessary change and amend milestones under the Development Program,

                  o to keep track of progress with respect to the Development Program,

                  o to inform each other about the acquisition of additional funding (e.g. external R&D funding from national government and/or EU bodies),

                  o to approve publications by CBMX and by RDG, as the case may be,

                  o to recommend and supervise the patenting strategy for Results that constitute new inventions in the Field.

3.3 COMMUNICATIONS. All communications regarding this Agreement between the Parties, other than communications among the DSC members, shall be directed to the persons set forth below:


              for RDG:        Roche Diagnostics GmbH
                              Legal Department
                              Sandhofer Strasse 116
                              68305 Mannheim
                              Germany

                              Tel.: 0621-759 2971
                              Fax: 0621-759 8508

                              cc: Head of R&D

                              Nonnenwald 2,
                              82372 Penzberg,
                              Germany



              for CBMX:       Combimatrix Corporation
                              6500 Harbour Heights Parkway
                              Mukilteo, WA 98275
                              US
                              Attn: General Counsel

                              Tel +425 493 2000
                              Fax + 425 493 2010


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3.4 Decisions of the Development Steering Committee require the majority of each of the members designated by each Party either at a meeting or by written consent. All decisions and meetings of the Development Steering Committee shall also be recorded in meeting minutes and signed by both Parties. The Development Steering Committee shall cast votes only when at least 2 members of each Party are present. In the event that the Development Steering Committee - despite good-faith efforts - should be unable to reach a decision on any issue, it will, upon request of the members of either Party, submit the issue to an executive panel consisting of one member (member of the DSC or executive) appointed by the President of each Party. If this panel is unable to solve the issue in mutual agreement, the Parties will appoint a panel of three arbitrators. Each Party shall have the right to appoint one arbitrator and the two arbitrators will then appoint a third arbitrator. The arbitration procedures will take place in New York, NY according to the rules laid out in Section 11.2 of the License Agreement. The arbitration panel shall make decisions with the majority of its members and such decision shall be final and binding on both Parties with regard to the issue in question.




4. CONSIDERATION FOR DEVELOPMENT EFFORTS

4.1 PAYMENTS. In consideration of CBMX development efforts and delivery of the Deliverables under this Agreement, RDG shall make the payments according to the Development Program and Payment Schedule according to Section 4.2 within thirty
(30) days from the date of each invoice by CBMX.



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4.2 PAYMENTS BASED ON MILESTONE. The payments for fulfilment of milestones are contingent upon timely delivery of the Deliverables in Annex 1 according to the Development Program and the Specifications, that each is themselves subject to change by the Development Steering Committee. If such timely delivery cannot be achieved by CBMX and such delay has not previously been considered by the Development Steering Committee by way of a revision of the timeline in the Development Schedule or the Specifications, the payments under this 4.2 and the Payment Schedule in Annex 1 shall be put on hold until the milestone has been completed. If the Milestone cannot be completed according to revised Specifications within 3 months from the original date or 3 months from the date of Specification revisions (if the Specification revision was made to provide for a more achievable metric), the Development Steering Committee shall decide on a further course of action. For Software, CBMX will promptly correct any Errors in any Software set forth in a statement of Errors to be submitted by RDG to CBMX within 20 days from delivery of a testable version of the respective Software prior to its acceptance. CBMX will redeliver a corrected version to RDG within thirty (30) working days after receipt of the statement of Errors (unless CBMX is unable to provide such cure within such time period without unreasonable effort or expense, in which case the cure period shall extend beyond thirty (30) days so long as CBMX diligently pursues a cure). RDG will, within ten (10) working days after such redelivery, provide CBMX with written acceptance or another statement of Errors. The procedure set forth in this Section will be repeated until RDG's Acceptance of the Software.

4.3 PAYMENTS UPON TERMINATION. In the event of a termination by RDG of the License Agreement under Section 9.4 therein and concurrent or subsequent termination of this Agreement under Section 8.1 d), all payments due at such time for Deliverables ready for delivery or Deliverables for which payments by CBMX are due to a Third Party shall be paid by RDG upon delivery of Deliverables according to the Specifications and the Development Program. For commenced projects under the Development Program where no Deliverables are due and deliverable upon termination and payment has not already been made, RDG shall reimburse CBMX for the actual internal costs spent by CBMX up until the effective date of termination. Such cost calculation shall be provided to RDG by CBMX and prepared according to US GAAP accounting rules. RDG shall have the right and opportunity to audit the correctness of such calculation.



5. INTELLECTUAL PROPERTY

5.1 RESULTS. Any and all Results under this Agreement shall be owned by the Party or its employees, agents or consultants obligated to assign to a Party who generated or invented such Results. Joint Results and related intellectual property (E.G., patents and patent applications) shall be owned jointly and either party may pursue or license its interest therein without the approval of or accounting to the other party. Inventorship of any inventions arising from work performed under this Agreement shall be determined according to the applicable patent laws of the country where the invention has occurred. The strategy about how best to exploit the Results in the Field will be determined jointly by the Development Steering Committee and patent counsel for RDG and


Research & Development Agreement, Combimatrix               September 25th  2002

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CBMX, as well as any issues regarding the cost of obtaining and maintaining patents covering the Results. Any and all Results within the Field that are Licensed Products and owned partly or entirely by CBMX shall automatically and without further payments be part of the Technology of the License Agreement and fall under the License grant in Section 2 of the License Agreement on an exclusive basis if so elected by RDG without any further up-front payments or minimum royalties and at running royalty terms and conditions to be negotiated by the Parties in good faith at such time when the Result is commercialized by RDG, unless the Parties have previously agreed to a running royalty.

5.2 PRODUCTS. Miniarrays, Chiplettes, Desk Top Synthesizers or any other products developed partially or in their entirety under this Agreement for use in the Field shall automatically be included without further initial payments in the definition of Licensed Products and the license grant under the License Agreement. In addition the rights to the Mono-Cassette that is designed to only fit the Hybridizer/Reader shall be exclusive to RDG as detailed in the license grant of the License Agreement.



6. CONFIDENTIALITY

The confidentiality provisions under Section 10 the License Agreement shall also apply for this Agreement.



7. PUBLICATIONS

In case of scientific publications that concern the Development Program, each Party agrees to take the other Party' s interests into account. Therefore, each Party will send the other Party a manuscript of any intended publication prior to its publication in order to give the other Party the opportunity to make comments and to make sure that any applications for intellectual property rights are not endangered by such publication. Each Party will send its comments within three weeks after receipt of the manuscript. Special agreements can be made for "abstracts" because of their urgency.



8. TERM AND TERMINATION

8.1 TERM AND TERMINATION. This Agreement shall commence on the Effective Date and shall continue thereafter for five years from the Effective Date unless terminated in accordance with the clauses set forth herein. Either Party shall have the right to terminate this Agreement with immediate effect by notice in writing to the other Party, upon occurrence of any of the following events:


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         (a)      If the other Party commits a material breach of any of the terms and conditions of this Agreement or the License Agreement and does not cure a material breach susceptible of being cured within a period of 60 (sixty) days after having been requested to do so by the non-defaulting Party period (provided, however, that nothing in this subsection shall prevent a Party from seeking immediate, injunctive relief where appropriate to protect proprietary information or such Party's proprietary or intellectual property rights); or

         (b) if the other Party enters into liquidation whether compulsorily or voluntarily otherwise than for the purpose of amalgamation or reconstruction, or a petition in bankruptcy is filed by or against either Party in any competent court and the same is not dismissed within 120 days; or

         (c) if the other Party is adjudicated bankrupt or insolvent or ceases to do business, or otherwise terminates its business operations; or

         (d) Either party may terminate this Agreement if the License Agreement is terminated by the other Party, such termination to be effective upon the later of termination of the License Agreement and thirty (30) days after the written notice of termination or * .



8.2 EFFECTS OF TERMINATION. Subject to this Section 8.2, upon any termination or expiration of this Agreement, the Parties' rights and obligations under this Agreement shall terminate and expire. Upon any termination or expiration of this Agreement, the rights and obligations of the Parties as set forth out in Paragraphs 5-11 of this Agreement and any accrued obligations under this Agreement at the date of such termination or expiration shall survive any termination or expiration as well as any other provision intended by their nature to survive termination or expiration of this Agreement.



9. DISPUTE RESOLUTION


9.1 FIRST STAGE CONSULTATION. The Parties agree to first try in good faith to resolve and settle all disputes, controversies and differences that may arise between them in respect of this Agreement, including specifications, through mutual consultation among senior representatives of the Parties within thirty
(30) days of a written settlement request of either Party.


Research & Development Agreement, Combimatrix               September 25th  2002

* Provision subject to pending confidential treatment request. Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote commissions.

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                                      -11-


9.2 ICC ARBITRATION. Any disputes arising out of or in connection with this Agreement, including specifications and any question regarding its existence, validity, breach, violation or termination, shall be exclusively and finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce effective January 1st 1998 in the then applicable form ("ICC Rules") by three arbitrators (the "Arbitral Tribunal") appointed in accordance with the said Rules. Any award granted by the Arbitral Tribunal shall be final, binding and enforceable against the Parties. The arbitration shall at all times be held in the English language, provided, however, that (i) a Party may submit documents in the German language and such submitted documents will only be translated into the English language if the Arbitral Tribunal or a Party so requests, and (ii) that the cost of translation of any such German language documents shall be at the sole expense of the Party submitting such documents. Any arbitration arising pursuant to this Agreement shall be held in New York, N.Y., and discovery shall only be admissible to the extent permitted under or not prohibited under Art. 20 of the ICC-Rules and agreed upon by the Parties who shall cooperate with one another at the outset of the proceeding to define the extent of discovery reasonably needed to complete the proceeding. The procedural law of the State of New York shall otherwise be applied to any proceedings held in connection with said arbitration. Judgment upon an award rendered by the Arbitrator shall be binding and may be entered in any court with appropriate jurisdiction, and the Parties consent to jurisdiction therein for the purpose of such enforcement. Notwithstanding anything to the contrary contained in this Agreement or elsewhere, each of the parties hereby acknowledges and expressly agrees that any breach by it of this Agreement, which does or may result in loss of confidentiality or improper use of Confidential Information, would cause irreparable harm to the other party for which money damages would not be an adequate remedy. Therefore, each of the Parties hereby agree, that in the event of any breach of this Agreement by it, the non-breaching Party will have the right to seek injunctive relief in a court of competent jurisdiction against continuing or further breach by the breaching Party, without the necessity of proof of actual damages, in addition to any other right which either Party may have under this Agreement, or otherwise in law or in equity.



10. APPLICABLE LAW.

This Agreement shall be governed by and construed under the laws of the State of New York, and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. In any action or proceeding to enforce rights under this Agreement, the prevailing Party shall be entitled to recover costs and attorneys' fees.



11. MISCELLANEOUS.

11.1 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the Parties hereto concerning the subject matter hereof and supersedes


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all other agreements, arrangements and understandings, written or oral, concerning such subject matter between the Parties, not including any existing confidentiality agreement between them and except for the accompanying License Agreement.

11.2 AMENDMENTS. Any modification of or amendment to this Agreement must be made in writing. The same applies to any agreement waiving this requirement.

11.3 WAIVERS. A failure or delay on the part of any Party hereto in exercising any power or right hereunder shall not operate as a waiver by such Party of any succeeding default by the other, nor shall any single or partial exercise of such right or power preclude any other or further exercise thereof or the exercise of any other right or power. A Party's consent to or waiver, express or implied, of the other Party's breach of its obligations hereunder shall not be deemed to be construed as a consent to or waiver of any other breach of the same or any other obligations of the other Party. A Party's failure to complain of any act, or failure to act, by the other Party, to declare the Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such succeeding breach, or of any other obligation or condition. A Party's consent in any one instance shall not limit or waive the necessity to obtain such Party's consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.

11.4 STATUS OF PARTIES. In its performance under this Agreement, each Party shall be an independent contractor and neither Party (nor any employee or agent thereof) shall be an agent or partner of the other Party. Neither party shall have the right to assume or create obligations on the others behalf, express or implied.

11.5 HEADINGS. The headings of the various Paragraphs and Sections of this Agreement are used solely for the convenience of the Parties, do not form part of this Agreement and are not intended to affect the interpretation or meaning of this Agreement or to define, limit, extend or describe its scope or intent.

11.6 THIRD PARTIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party except where otherwise expressly provided in this Agreement.

11.7 DATES. In computing any period of time pursuant to this Agreement, the day or date of the act, notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday or Sunday or other public holiday in either of the Parties countries of origin in which event the period runs until the end of the next day which is not a Saturday or Sunday or public holiday.

11.8 CONSTRUCTION. The Parties agree that each Party has reviewed this Agreement and that any rule of construction, to the effect of ambiguities, are to be resolved against the drafting Parties shall not apply to the interpretation of this Agreement.


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11.9 ASSIGNMENT. This Agreement, and the rights and duties contained in this
Agreement shall not be assigned by RDG to any Third Party, except as part of a sale of substantially all of RDG's business(es) pertaining to all of the Licensed Products and, in such event, only collectively and in their entirety. RDG shall give CBMX prior written notice of such assignment and obtain RDG's assignees' written agreement to abide by the terms of this Agreement and assume all of RDG's obligations under this Agreement. Upon such assignment, the term RDG as used in this Agreement shall thereafter mean the assignee of RDG. This Agreement and rights and duties contained in this Agreement shall not be assigned by CBMX to any Third Party, except as part of a sale of substantially all of CBMX's business(es) pertaining to all of the Licensed Products and, in such event, only collectively and in their entirety. CBMX shall give RDG reasonable prior written notice of such assignment and obtain CBMX's assignees' written agreement to abide by the terms of this Agreement and assume all of CBMX's obligations under this Agreement. Upon such assignment, the term CBMX as used in this Agreement shall thereafter mean the assignee of CBMX. Except as otherwise provided in this Agreement, neither Party will have the right to assign or transfer any of its rights or to delegate any of its duties under this Agreement to any Third Party without the prior written consent of the other Party. Any attempted assignment or transfer without such consent will be void and of no effect, and will automatically terminate all rights of the Party attempting such assignment or transfer under this Agreement.

11.10 SEVERABILITY. Should any provision of this Agreement be or become invalid or unenforceable, then the validity and enforceability of the remaining provisions shall thereby not be affected. The Parties to this Agreement are under the obligation to use good faith efforts to substitute, if possible, any invalid or unenforceable provision by a legally effective provision which comes as close as possible to the economic purpose of the invalid or unenforceable provision. The same applies to any amendment to this Agreement.

11.10 SURVIVORSHIP. The Agreement will be binding upon and will inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

11.11 OFFICIAL LANGUAGE. The official language of this Agreement is English. Documents or notices not originally written in English will have no effect under this Agreement until they have been translated into English and the English translation will then be the controlling form of the document or notice.

11.12 INTERPRETATION. When a reference is made in this Agreement to Paragraphs or Sections, such reference will be to a Paragraph or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date appearing in the introductory paragraph of this Agreement.


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11.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

11.14 FORCE MAJEURE. If the performance of any obligation under this Agreement (except payment of monies due) by either Party is prevented, restricted or interfered with by reason of casualty, accident, fire, strikes or labor disputes, inability to procure materials or components, power or supplies, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency or intergovernmental body, or any other act, circumstance or condition whatsoever beyond the reasonable control of such Party, the Party so affected, upon giving notice to the other Party, shall be excused from such performance to the extent of such prevention, restriction or interference.

11.16 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary in this Agreement, in no event will either Party be liable for any indirect, punitive, special, incidental or consequential damage in connection with or related to this Agreement (including loss of profits, use, data, or other economic advantage), howsoever arising, either out of breach of this Agreement, including breach of warranty, or in tort, even if the other Party has been previously advised of the possibility of such damage.


Research & Development Agreement, Combimatrix               September 25th  2002

                                  CONFIDENTIAL

IN WITNESS WHEREOF the Parties hereto have signed this Agreement:




Mannheim, Germany, September 25, 2002          Mukilteo, Washington ........2002


ROCHE DIAGNOSTICS GMBH                         COMBIMATRIX CORPORATION




By: /S/ DR. RAEHS                              By: /S/ AMIT KUMAR PH.D.
------------------------------                     -----------------------------
Dr. Raehs                                              Amit Kumar Ph.D.




i.V.

By: /S/ S. WILLEMSEN                           By: /S/ EDWARD EADEH
------------------------------                     -----------------------------
S. Willemsen                                           Edward Eadeh


Research & Development Agreement, Combimatrix               September 25th  2002

                                  CONFIDENTIAL

                                     ANNEX I

DEVELOPMENT PROGRAM AND PAYMENT SCHEDULE
----------------------------------------



A                 * SYSTEM


Product           Due Date        Deliverable                                      Milestone Payment
                                                                                       in Mio US $
----------------------------------------------------------------------------------------------------------------------
Hybridizer/      *               Delivery of a total of * of                                      *
Reader                           Hybridizer/Readers according to
including                        Hybridizer/Reader Specifications (Attachment
operating                        1a and 8). Acceptance and payment when * have
software                         passed according to Specs. (1a + 8) *
Old Lic&Supply                   additional * until * at *.). * additional *
                                 until * at *.
----------------------------------------------------------------------------------------------------------------------
Flowcell
*)
*                *               Acceptance and payment when * have passed                        *
                                 according to Flowcell Specifications and          (Manufacturing Transfer Payment
                                 functional test assay specs (attachment 8).       according to Section 4.4 of the
                                                                                         License Agreement)
                                 Availability of * Flowcell in quantities
                 *               according to forecast made by Roche
                                 (attachment 9).

                  Series production established at * according
                 *               to Flowcell Specifications. Acceptance and                       *
                                 payment when series Flowcells have passed         (Manufacturing Transfer Payment
                                 functional test according to Flowcell Specs       according to Section 4.4 of the
                                 (att. 2 and 1b, 8).                                     License Agreement)


                                 Delivery of * Mono-Cassette (based on *)
                                 data, comparing * versus * side by side
                 *               showing * experiment. (according to
                                 attachment 7 and 8)
                                                                                                  *
----------------------------------------------------------------------------------------------------------------------

Research & Development Agreement, Combimatrix               September 25th  2002

* Provision subject to pending confidential treatment request. Confidential materials omitted and filed separately with the Securities and Exchange
Commission. Asterisks denote commissions.

                                  CONFIDENTIAL

                                      -17-


----------------------------------------------------------------------------------------------------------------------

Mono-Cassette    *               Acceptance and payment when * have passed
*                                according to Mono-Cassette Specs (Attachment                           *
MFG                              3) and functional test assay specs                (Manufacturing Transfer Payment
                                 (Attachment 8). Availability of *                according to Section 4.4. of the
                                 Mono-Cassette in quantities according to                License Agreement)
                                 forecast made by Roche.


                 *               Acceptance and payment when series                                     *
                                 Mono-Cassette have passed functional test         (Manufacturing Transfer Payment
                                 according to Mono-Cassette Specifications        according to Section 4.4. of the
                                 (Attachment 3 and 1b, 8).                               License Agreement)
----------------------------------------------------------------------------------------------------------------------
* including
operating
/synthesis
software         *               Delivery of * and * to CBMX from * according
                                 to specifications. (OldLic&Supply)
                                                                                                  *

                                 Acceptance of * and * according to
                                 Specifications (Attachment 4 and 8). Delivery
                 *               of * and * (* in *, * in *)                                      *
                                                                                   (Manufacturing Transfer Payment
                                 Final Specifications for * Instrument            according to Section 4.4. of the
                                 available - mutual agreed. Production                   License Agreement)
                                 manufacturer identified.


                 *
                                 Availability of * instrument and accepted by
                                 Roche according to * Specifications



                 *                                                              * if not manufactured by RDG


----------------------------------------------------------------------------------------------------------------------
Probe Design
and layout
software         *               Delivery of *according to Probe Design                           *
                                 Software Specifications and accepted by Roche     (Manufacturing Transfer Payment
                                 according to Specifications.                     according to Section 4.4. of the
                                                                                         License Agreement)
----------------------------------------------------------------------------------------------------------------------

Data Extraction                  .
Software                         Delivery of * according to Data Extraction
Additional       *               Software Specifications (Attachment 6) and
                                                                                * (invoice * payment in *)
                                 accepted by Roche according to Specifications.
                 *               Delivery of * according to Specifications and
                                 acceptance by Roche according to
                                 Specifications.
----------------------------------------------------------------------------------------------------------------------

Research & Development Agreement, Combimatrix               September 25th  2002

* Provision subject to pending confidential treatment request. Confidential materials omitted and filed separately with the Securities and Exchange
Commission. Asterisks denote commissions.

                                  CONFIDENTIAL

                                      -18-


----------------------------------------------------------------------------------------------------------------------
* System         *               Acceptance of Roche of the * System according
                                 to functional test and System Specifications.                    *
                                 (Attachment 1b and 8)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Desk Top         *               Milestones and * Specifications will be
Synthesizer                      decided in the Steering Committee.
Including                                                                                         *
synthesis                        Expected development time from architectural
software and                     drawings to launch are *
reagents
Project 3 from
July 1st 2001
R&D

----------------------------------------------------------------------------------------------------------------------

B

* System and other development projects

--------------------------------------------------------------------------------------------------------------
* Project 5      *               Milestones and Specifications will be decided in the Steering
                                 Committee.                                                            *
--------------------------------------------------------------------------------------------------------------
*                *               Milestones and Specifications will be decided in the Steering
Project 5                        Committee.                                                            *

--------------------------------------------------------------------------------------------------------------
*                *               Milestones and Specifications will be decided in the Steering         *
Project 2 from                   Committee.
July 1st 2001
R&D
--------------------------------------------------------------------------------------------------------------



Research & Development Agreement, Combimatrix               September 25th  2002

* Provision subject to pending confidential treatment request. Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote commissions.

                                  CONFIDENTIAL

                                    ANNEX II


SPECIFICATIONS


ATTACHEMENTS 1 - 9


------------------------------------------------------------------------------------------------------------------
                              Titel                       File                        Responsible
------------------------------------------------------------------------------------------------------------------
Attachment 1a                 Hybridizer/ Reader          see attached                *
                              Specifications
------------------------------------------------------------------------------------------------------------------
Attachment 1b                 System Specifications       see attached                *

------------------------------------------------------------------------------------------------------------------
Attachment 2                  Flowcell specifications     see attached                *

------------------------------------------------------------------------------------------------------------------
Attachment 3                  Mono-Cassette               see attached                *
                              specifications
------------------------------------------------------------------------------------------------------------------
Attachment 4a                 * Spec                      see attached                *


------------------------------------------------------------------------------------------------------------------
Attachment 4b                 * spec                      see attached                *
                                                                                      Final version in *

------------------------------------------------------------------------------------------------------------------
Attachment 5                  Probe Design Software SRD   see attached                *

------------------------------------------------------------------------------------------------------------------
Attachment 6                  Data Extraction Software    see attached                *
                              (and Run software)
------------------------------------------------------------------------------------------------------------------
Attachment 7                  Project 4                   see attached                *

------------------------------------------------------------------------------------------------------------------
Attachment 8                  Functional Test for *       see attached                *
                              maybe adopted according to                              Final version *
                              development status/
                              mutually agreed)
------------------------------------------------------------------------------------------------------------------
Attachment 9                  Mono-Cassette/ Flowcell     see attached                *
                              forecast
------------------------------------------------------------------------------------------------------------------





Research & Development Agreement, Combimatrix               September 25th  2002

* Provision subject to pending confidential treatment request. Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote commissions.